EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement No. 333-40346 of Braun Consulting, Inc. on Form S-8 of our report dated June 9, 2001, appearing in this Annual Report on Form 11-K of Braun Consulting, Inc. Retirement Savings Plan for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 27, 2001